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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Form 10-K of Titan Machinery Inc., of our reports dated April 11, 2012, related to the consolidated financial statements and internal control over financial reporting, which appear in Titan Machinery Inc.'s Form 10-K for the year ended January 31, 2012.

        We also consent to the incorporation by reference of the above referenced reports in the Registration Statement of Titan Machinery Inc. on Form S-8 (File No. 333-149426, effective February 28, 2008; and File No. 333-177982, effective November 15, 2011) and Form S-3 (File No. 333-171063, effective January 21, 2011).

/s/ Eide Bailly LLP
Minneapolis, Minnesota April 11, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm